ESCROW AGREEMENT

     This Escrow Agreement (the " Escrow Agreement") is made and entered into as of February 12, 2004, by and among Trinity Learning Corporation, a Utah corporation ("Trinity" or the "Acquirer"), the shareholders of Virtual Learning Partners AS, a company incorporated in accordance with the laws of Norway ("Vilpas" or the "Shareholders") set forth on Annex A attached hereto (collectively, the "Shareholders"), Jan-Olaf Willums (referred to herein as "Willums" and "Shareholder Representative") and Heritage Bank of Commerce, a California corporation, as escrow agent (the "Escrow Agent").

     A. WHEREAS, Trinity and the Shareholders have executed a Securities Purchase Agreement dated February 12, 2004 pursuant to which Trinity has agreed to deposit 3,320,600 ordinary shares of nominal value of 1.00 NOK of representing all of the issued and outstanding capital stock of Virtual Learning Partners AS (the "Vilpas Shares") into an escrow account with the Escrow Agent pursuant to the terms of this Escrow Agreement and the aforesaid Securities Purchase Agreement (the "Purchase Agreement").

     B. WHEREAS, the Shareholders have agreed, pursuant to the terms of the Purchase Agreement, that, upon conversion of the Convertible Note (as that term is defined in the Purchase Agreement), twenty percent (20%) of all shares that the Shareholders and/or their agent are entitled to receive upon such conversion(s) (the "Trinity Shares") shall be deposited in an escrow account with the Escrow Agent pursuant to the terms of this Escrow Agreement, the Purchase Agreement and the Convertible Note;

     C. WHEREAS, the Shareholders have agreed to appoint Willums as the Shareholder Representative under this Agreement; and

     D. WHEREAS, Heritage Bank of Commerce is willing to serve as Escrow Agent pursuant to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, it is hereby agreed by and among Trinity, Shareholder Representative, the Shareholders and the Escrow Agent as follows:

     1.   The Vilpas Shares
          (a) On the date hereof, the Shareholders have delivered to the Escrow Agent all of the issued and outstanding stock of Virtual Learning Partners, AS (the "Vilpas Escrow Shares"). The Escrow Agent shall not be required to inquire into the propriety of the Vilpas Escrow Shares deposited hereunder nor shall the Escrow Agent be required to investigate any other matter or arrangement between Trinity and the Shareholders.

          (b) The Vilpas Escrow Shares shall be available to secure Trinity's obligations pursuant to the terms of the Convertible Note. In the event Vilpas issues any Additional Vilpas Escrow Shares (as defined below), such shares will be issued in the name of Trinity and delivered to the Escrow Agent in the same manner as the Vilpas Escrow Shares delivered upon the execution hereof.


          (c) Except for dividends paid in stock declared with respect to the Vilpas Escrow Shares ("Additional Vilpas Escrow Shares"), which shall be treated as Vilpas Escrow Shares hereunder, dividends payable in securities or other distributions of any kind (including cash) made in respect of the Vilpas Escrow Shares will be delivered to Trinity. The term "Vilpas Escrow Shares" as used herein shall also be deemed to include Additional Vilpas Escrow Shares. Trinity will have all voting rights with respect to the Vilpas Escrow Shares so long as such Vilpas Escrow Shares are held in escrow, and the Shareholders will take all reasonable steps necessary to allow the exercise of such rights. While the Vilpas Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, Trinity will retain and will be able to exercise all other incidents of ownership of the Vilpas Escrow Shares that are not inconsistent with the terms and conditions of this Escrow Agreement

          (d)  Escrow Period; Release From Escrow.

               (i) Except as otherwise set forth herein, the Vilpas Escrow Shares shall be subject to escrow only until eighteen months from the date hereof (the "Termination Date"); provided, however, that if Vilpas delivers an Officer's Certificate (defined below) to the Escrow Agent prior to the Release Date (defined below) with respect to facts and circumstances existing prior to the Termination Date, the Vilpas Escrow Shares (the "Vilpas Retained Shares") shall remain in escrow unless and until Escrow Agent has received either: (A) written instructions signed by all of Trinity and the Shareholder Representative instructing Escrow Agent how the Vilpas Retained Shares should be disbursed; or (B) an order from a court of competent jurisdiction or award from an arbitral authority instructing the Escrow Agent as to how the Vilpas Retained Shares should be disbursed. Promptly following Escrow Agent's receipt of either of the foregoing, Escrow Agent shall make the disbursement specified therein.

               (ii) Within seven (7) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to Trinity the Vilpas Escrow Shares, unless there are any pending or unresolved issues pursuant to Section 1(d)(i), above. Any Vilpas Retained Shares held as a result of the prior sentence shall be released to Trinity or released to the Shareholder Representative (as appropriate) promptly upon resolution such pending or unresolved issues. Certificates representing Vilpas Escrow Shares that are subject to resale restrictions under applicable securities laws will bear a legend to that effect.

               (iii) The Escrow Agent is hereby granted the power to effect any transfer of Vilpas Escrow Shares contemplated by this Escrow Agreement. The Shareholders will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

          (e) Officer's Certificate. The Escrow Agent shall be required to treat some or all Vilpas Escrow Shares as Vilpas Retained Shares only upon delivery to the Escrow Agent on or before the Release Date of a certificate signed by the Shareholder Representative (an "Officer's Certificate") stating that Trinity has breached its obligations under the Convertible Note and the nature of such breach or claim.

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     2.   Trinity Shares.

          (a) On the date(s) of conversion of the Convertible Note, Trinity will deliver to the Escrow Agent the Trinity Shares (the "Trinity Escrow Shares"). The Escrow Agent shall not be required to inquire into the propriety of the Trinity Escrow Shares deposited hereunder.

          (b) The Trinity Escrow Shares shall be available to compensate Trinity pursuant to the indemnification obligations of the Shareholders set forth in Section 12 of the Purchase Agreement. In the event Trinity issues any Additional Trinity Escrow Shares (as defined below), such shares will be issued in the name of the Shareholder Representative, and delivered to the Escrow Agent in the same manner as the Escrow Shares delivered upon the execution hereof.

          (c) Except for dividends paid in stock declared with respect to the Trinity Escrow Shares ("Additional Trinity Escrow Shares"), which shall be treated as Trinity Escrow Shares hereunder, dividends payable in securities or other distributions of any kind (including cash) made in respect of the Trinity Escrow Shares will be delivered to the Shareholder Representative. The term "Trinity Escrow Shares" as used herein shall also be deemed to include Additional Trinity Escrow Shares. The Shareholder Representative will have all voting rights with respect to the Trinity Escrow Shares so long as such Trinity Escrow Shares are held in escrow, and Trinity will take all reasonable steps necessary to allow the exercise of such rights. While the Trinity Escrow Shares remain in the Escrow Agent's possession pursuant to this Escrow Agreement, the Shareholder Representative will retain and will be able to exercise all other incidents of ownership of the Trinity Escrow Shares that are not inconsistent with the terms and conditions of this Escrow Agreement.

          (d)  Escrow Period; Release From Escrow.

               (i) Except as otherwise set forth herein, the Escrow Shares shall be subject to escrow only until eighteen months from the date hereof (the "Termination Date"); provided, however, that if Trinity delivers an Officer's Certificate (defined below) to the Escrow Agent prior to the Release Date (defined below) with respect to facts and circumstances existing prior to the Termination Date, a number of shares equal in value to the Damages (as defined in the Purchase Agreement) claimed thereunder (the "Trinity Retained Shares") shall remain in escrow unless and until Escrow Agent has received either: (A) written instructions signed by all of Trinity and the Shareholder Representative instructing Escrow Agent how the Trinity Retained Shares should be disbursed; or (B) an order from a court of competent jurisdiction or award from an arbitral authority instructing the Escrow Agent as to how the Trinity Retained Shares should be disbursed. Promptly following Escrow Agent's receipt of either of the foregoing, Escrow Agent shall make the disbursement specified therein. For purposes of determining the number of Trinity Retained Shares, each share shall be valued as "Fair Market Value." Fair Market Value shall mean:

                         (a) if the Acquirer's Common Stock is traded on an exchange or are quoted on the NASDAQ National Market, the closing or last sale price reported on the date of issuance;


                                     3

                         (b) if the Acquirer's Common Stock is not traded on an exchange or on the NASDAQ National market, but is traded in the over-the-counter market, the average of the closing bid and asked price reported for the date of issuance; and,
                         (c) in all other cases, the fair market value as determined in good faith by the Acquirer's Board of Directors.

                    (ii) Within seven (7) business days after the Termination Date (the "Release Date"), the Escrow Agent shall release from escrow to Shareholder Representative the Trinity Escrow Shares, except for any Trinity Retained Shares with respect to any pending but unresolved indemnification claims of Trinity. Any Trinity Retained Shares held as a result of the prior sentence shall be released to Shareholder Representative or released to Trinity (as appropriate) promptly upon resolution of each specific indemnification claim involved. Certificates representing Trinity Escrow Shares that are subject to resale restrictions under applicable securities laws will bear a legend to that effect.

                    (iii) The Escrow Agent is hereby granted the power to effect any transfer of Trinity Escrow Shares contemplated by this Escrow Agreement. Trinity will cooperate with the Escrow Agent in promptly issuing stock certificates to effect such transfers.

          (e) Officer's Certificate. The Escrow Agent shall be required to treat some or all Trinity Escrow Shares as Trinity Retained Shares only upon delivery to the Escrow Agent on or before the Release Date of a certificate signed by any officer of Trinity (an "Officer's Certificate") stating that with respect to the indemnification obligations set forth in
Section 12 of the Purchase Agreement, Damages exist and specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the nature of the misrepresentation, breach of warranty, covenant or claim to which such item is related.

     3.   Duties and Responsibilities of Escrow Agent.

          (a) Trinity and the Shareholders acknowledge and agree that the Escrow Agent: (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof; and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                                     4

          (b) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any action taken or omitted to be taken by it or any of its directors, officers or employees hereunder except in the case of negligence or willful misconduct.


          (c) Trinity and the Shareholders each agree to pay half of the fees of, and to reimburse all expenses (including the reasonable fees and expenses of counsel) incurred by, the Escrow Agent in performing its duties and responsibilities hereunder, including the Escrow Agent's reasonable compensation for its normal services hereunder in accordance with the fee schedule attached as an exhibit hereto. The Escrow Agent shall be entitled to reimbursement on demand for all expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services here under, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder.

          (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Trinity and Shareholder Representative. Prior to the effective date of the resignation as specified in such notice, Trinity and the Shareholder Representative will issue to the Escrow Agent a written instruction authorizing redelivery of the Trinity Escrow Shares and the Vilpas Escrow Shares, respectively, to a bank or trust company that Trinity selects subject to the reasonable consent of the Shareholder Representative. Such bank or trust company shall have a principal office in San Francisco, California, shall have capital, surplus and undivided profits in excess of $50,000,000, and shall have agreed to act as Escrow Agent hereunder and upon such additional terms and conditions as it, Trinity and Shareholder Representative shall have agreed, if any, provided that the original Escrow Agent shall have no responsibility therefor nor any responsibility for the compensation of such successor Escrow Agent. If, however, Trinity shall fail to name such a successor escrow agent within twenty (20) days after the notice of resignation from the Escrow Agent, then Shareholder Representative shall be entitled to name such successor escrow agent. If no successor escrow agent is named by either Trinity or Shareholder Representative pursuant to the foregoing provisions by the effective date of the Escrow Agent's resignation, then the Escrow Agent shall deliver the Vilpas Escrow Shares and the Trinity Escrow Shares to Trinity for the benefit of Trinity and the Shareholders, as provided herein, whereupon all obligations of the Escrow Agent shall be deemed fulfilled, and the Escrow Agreement shall terminate, provided that the provisions of paragraphs (b) and (c) of this Section 3 shall survive the termination of this Escrow Agreement.

          (e) This Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

     4. Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession, and/or disposition of the Vilpas Escrow Shares and/or the Trinity Escrow Shares (collectively the "Escrow Shares"), or should any claim be made upon any such Escrow Shares by a third party, the Escrow Agent upon receipt of written notice of such dispute or claim by the parties hereto or by a third party, is authorized and directed to retain in its possession without liability to anyone, all or any of the Escrow Shares until such dispute

                                     5

shall have been settled either by the mutual agreement of the parties involved or by a final order, decree judgment of a court in the United States of America or an arbitrator, the time for perfection of an appeal of such order, decree judgment or arbitration award having expired. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Shares. The Escrow Agent shall have the right to retain counsel of its choice in case it becomes involved in any disagreement, dispute or litigation related to the Escrow Agreement, the Escrow Shares, or otherwise determines that it is necessary or desirable to consult counsel, and the reasonable fees and expenses of such counsel shall be reimbursed to the Escrow Agent as provided in Section 3 hereof.

     5. Consent to Jurisdiction and Service. Trinity, the Shareholder Representative and the Shareholders hereby absolutely and irrevocably consent and submit to the jurisdiction of the courts of the State of California and of any Federal court located in said state in connection with any actions or proceedings brought against any of them by the Escrow Agent arising out of or relating to this Escrow Agreement. In any such action or proceeding, the parties hereby absolutely and irrevocably waive personal service of any summons, complaint, declaration or other process and hereby absolutely and irrevocably agree that the service thereof may be made by certified or registered first-class mail directed to Trinity, the Shareholder Representative and/or the Shareholders, as the case may be, at their respective addresses in accordance with Section 7 hereof.

     6. Force Majeure. Neither Trinity, Shareholder Representative, the Shareholders nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, computer viruses, earthquakes or other disasters.

     7. Notices. Any notice permitted or required hereunder shall be deemed to have been duly given if delivered personally, or if telecopied to the parties at their fax number set forth below (with receipt confirmed by telephone) or if mailed certified or registered mail, postage prepaid, to their address set forth below or to such other address as they may hereafter designate.

     If to Trinity:

          Trinity Learning Corporation
          1831 2nd Street
          Berkeley, CA 94710
          Attn:  Cris Larson

          Telephone:     +47 (510) 540-9300
          Facsimile:     +47 (510) 540-9313

     If to Shareholder Representative:

          Jan-Olaf Willums
          C/O Inspire
          Veritasveien 14, P.O. Box 203
          N1323 Hovik, Norway
          Telephone:     +47 6781 5203
          Facsimile:     +47 6781 5201

                                     6

     If to Shareholders:

          To the address set forth in the Purchase Agreement

     If to the Escrow Agent:

          Heritage Bank of Commerce
          150 Almaden Boulevard
          San Jose, CA 95113
          Attn:     Chloe Flowers, SVP/Escrow Department Manager
                    Escrow Number 161301

     8. Binding Effect. This Escrow Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     9. Modifications. This Escrow Agreement may not be altered or modified without the express written consent of the parties hereto. No course of conduct shall constitute a waiver of any of the terms and conditions of this Escrow Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Escrow Agreement on one occasion shall not constitute a waiver of the other terms of this Escrow Agreement, or of such terms and conditions on any other occasion.

     10. Governing Law. This Escrow Agreement shall be governed by and construed under the laws of the State of California without regard to principles of conflicts of law.

     11. Judgments. The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, corporation or entity by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     12. Counterparts. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     13. Termination of Escrow. This Escrow Agreement shall terminate and the Escrow Agent shall have no further duties hereunder upon the distribution of all of the Escrow Funds and Escrow Shares.

     14. Agency of Shareholder Representative. Each Shareholder hereby irrevocably appoints Shareholder Representative and his successors as the agent of such Shareholder with respect to the Vilpas Escrow Shares and the Trinity Escrow Shares or as otherwise provided in this Escrow Agreement and all of such Shareholder's rights and obligations relating thereto in accordance with the terms of this Agreement. A majority of the Shareholders may replace the current Shareholder Representative provided such replacement Shareholder Representative executes a copy of this Escrow Agreement.


                                     7

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                              TRINITY LEARNING CORPORATION,
                              a Utah corporation

                              By: _____________________________________
                                    Douglas D. Cole

                              Its:  Chief Executive Officer

                              SHAREHOLDER REPRESENTATIVE:


                              _________________________________________
                              Jan-Olaf Willums


                              SHAREHOLDERS:
                              ____________________________________

                              ____________________________________

                              ____________________________________

                              ____________________________________

                              ____________________________________

                              ____________________________________


                              Heritage Bank of Commerce,
                              a California corporation,
                              as Escrow Agent


                              By:_______________________________________

                              Its:______________________________________




                                     8

                        ANNEX A TO ESCROW AGREEMENT

                                SHAREHOLDERS


Inspire AS
EcoSystems AS
Nordic Enterprises AS
Corpco AS / Bjorn Farestveit
Harald Platou, Baerum
Jan-Olaf Willums


























                                     9


                        ANNEX B TO ESCROW AGREEMENT


                                Fee Schedule


          Initial Set-Up Fee                      $1,400
          Annual Maintenance



Half of fees shall be paid by Trinity and the other half shall be paid by the Shareholders and not deducted from the Escrow Funds.
























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